UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/5/2010

Commission File Number

Kraton Performance Polymers, Inc.	001-34581
Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2010, we entered into amended employment agreements, effective as of October 12, 2010, with Messrs. Bradley, Freund, Ott and Tremblay. The purpose of the amendments was to correct a scrivener’s error in these employment agreements and to harmonize terms among similarly situated executives, clarifying that the stated cap on bonus compensation, subject to other agreement terms, is twice the bonus target. Copies of the amended employment agreements are attached hereto as Exhibits 99.1-99.4 and are incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit

Exhibit 99.1:	First Amendment to Employment Agreement (David A. Bradley)

Exhibit 99.2:	First Amendment to Employment Agreement (Lothar Freund)

Exhibit 99.3:	First Amendment to Employment Agreement (Richard A. Ott)

Exhibit 99.4:	First Amendment to Employment Agreement (Stephen E. Tremblay)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: November 11, 2010	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Kraton Polymers LLC

Date: November 11, 2010	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1:	First Amendment to Employment Agreement (David A. Bradley)

Exhibit 99.2:	First Amendment to Employment Agreement (Lothar Freund)

Exhibit 99.3:	First Amendment to Employment Agreement (Richard A. Ott)

Exhibit 99.4:	First Amendment to Employment Agreement (Stephen E. Tremblay)